UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

January 9, 2006

DATREK MILLER INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Florida	000-29707	65-0910697
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

835 Bill Jones Industrial Drive Springfield, Tennessee	37172
(Address of principal executive offices)	(Zip Code)

(615) 384-1286

(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors of Principal Officers; Election of Directors; Appointment of Principal Officers.

On January 5, 2006, we announced that our Board of Directors has appointed Randall J. Frapart as our Chief Financial Officer effective January 9, 2006. The press release announcing the appointment is attached hereto as Exhibit 99.1 and incorporated herein by reference. From September 2002 until January 2006, Mr. Frapart served as Senior Vice President and Chief Financial Officer of Hyperfeed Technologies, Inc., a publicly traded provider of software which provides ticker plant and smart order routing technologies and managed services to exchanges, hedge funds and other financial institutions. Mr. Frapart served as Chief Financial Officer and later as Chief Executive Officer of Cyvent Technologies, a software and consulting company serving large health insurers, from April 1995 to July 2001. Mr. Frapart began his career at KPMG, where he held various positions in the Information, Communication and Entertainment Assurance practice for over 12 years.

In connection with his appointment as Chief Financial Officer, we entered into an Employment Agreement with Mr. Frapart effective January 9, 2006. Mr. Frapart’s employment agreement is attached hereto as Exhibit 10.1 and incorporated herein by reference. The employment agreement provides for an annual base salary of $180,000 and has an initial term of four years. The employment agreement also provides for annual bonuses as determined by the Compensation Committee of our Board of Directors and options to purchase 50,000 shares of our common stock. The employment agreement also includes a change in control provision. This provision provides that in the event that Mr. Frapart is terminated as a result of a change in control of our company, we are obligated to continue paying Mr. Frapart’s base salary for a period of 12 months following such termination. In addition, any unvested stock options would immediately vest upon such a termination. A change in control includes a reorganization, merger, consolidation or other form of corporate transaction or series of transactions with respect to which persons who were our shareholders immediately prior to such transaction do not, immediately thereafter, own more than 50% of the combined voting power of our company in substantially the same proportions as their ownership immediately prior to such transaction. A change in control also includes our liquidation or dissolution or the sale of all or substantially all of our assets.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits:

10.1	Employment Agreement, effective January 9, 2006, by and between Datrek Miller International, Inc. and Randall J. Frapart

99.1	Datrek Miller International, Inc. Press Release dated January 5, 2006.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATREK MILLER INTERNATIONAL, INC.

January 9, 2006	By:	/s/ Michael S. Hedge
Michael S. Hedge
Chief Executive Officer

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